SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2004

COPART, INC.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive, Fairfield, California 94534
(Address of principal executive offices)

(707) 639-5000
(Registrant’s telephone number, including area code)

Item 5.                                   Other Events

On March 16, 2004, we announced the appointment of Will Franklin as our new Senior Vice President and Chief Financial Officer.  In addition, we announced the appointment of Steve Cohan as a member of our board of directors.  Our board of directors has determined that Mr. Cohan is an audit committee financial expert within the meaning established by the rules of the SEC.  A copy of the press release announcing these appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.                    Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated March 16, 2004 of Copart, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

Dated: March 16, 2004

	By:	/s/ Simon Rote
Simon Rote
Vice President of Finance

Index of Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated March 16, 2004 of Copart, Inc.